COMMON STOCK SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated ___________, 2007, is executed by and between Gottaplay Interactive, Inc., a Nevada corporation (the "COMPANY"), and each investor tendering to the Company an executed signature page to this Agreement (each a "PURCHASEr'), with reference to the following facts:

         A. The Company is conducting an offering of units (the "Units") at a purchase price of $1.25 per Unit, with each Unit consisting of:

          i) One share of Common Stock, and

          ii) One warrants (the "Warrant #1") (in the form set forth on Exhibit `B' hereto), each Warrant #1 to purchase one share of common stock for a period of two (2) years from the date the Company accepts this Agreement at an exercise price of $1.50 per share.

         iii) One warrant (the "Warrant #2") (in the form set forth on Exhibit `B' hereto), each Warrant #2 to purchase one share of common stock for a period of three (3) years from the date the Company accepts this Agreement at an exercise price of $2.50 per share.

          In connection with this offering, the Company will accept maximum investment proceeds of $3,000,000.

         B. Each Purchaser has agreed to purchase the number of Units, indicated on the signature page tendered by the Purchaser to the Company (the "UNITS") at a per Unit purchase price of $1.25, (with each Purchaser's aggregate purchase price being herein referred to as the "PURCHASE PRICE").

         C. The Company and each Purchaser are entering into this Agreement to reflect the terms and conditions with respect to the Purchaser's investment in the Company represented by the Units.

         D. As to each Purchaser, this Agreement shall become effective and binding upon the Company only when (i) this Agreement is accepted by the Company (as indicated by the Company's execution of this Agreement and countersignature of the Purchaser's signature page to this Agreement, with such action being herein referred to as the "ACCEPTANCE") and (ii) delivery is made by the Purchaser to the Company of the Payment (defined below).

NOW, THEREFORE, in respect of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     SUBSCRIPTION

         A. Each Purchaser hereby agrees to subscribe for and to purchase the number of Units set forth on such Purchaser's signature page hereto (the "SUBSCRIPTION") in exchange for the Purchase Price (which shall be paid in United States dollars).

         B. With respect to each Purchaser, following (i) the Company's Acceptance and (ii) the Company's receipt of immediately available funds representing the Purchaser's Purchase Price (the "PAYMENT"), the Company shall issue to such Purchaser appropriate certificates the Warrants (collectively the "Securities") underlying the Units purchased hereby.

2.       REPRESENTATIONS AND WARRANTIES

  Each Purchaser hereby represents and warrants to the Company as follows:

         A. The Purchaser has full capacity, power and authority to execute and deliver this Agreement. Without limiting the terms of the investment representations set forth below, the Purchaser represents that the Purchaser:

         (i) has had access to the filings made by the Company with the United States Securities and Exchange Commission, and has had the opportunity to ask questions and receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein (E.G., as represented by the Subscription) including, without limitation, (1) the terms ---- and conditions of the Subscription, (2) the Company's business plan, (3) the Company's capitalization and charter documents, (4) the status and nature of the Company's assets, (5) the status and nature of the Company's liabilities (including amounts and other obligations owed to third parties), (6) the Company's current third party arrangements, (7) the early-stage nature of the Company's business, (8) the business prospects and financial affairs of the Company, (9) the competitive environment which the Company and its proposed products and services face, (10) the status of arrangements between the Company and third parties regarding intellectual property rights which may be useful in connection with the Company's business, and, (11) the Company's imminent need for substantial amounts of additional financing;

         (ii) has had the opportunity to obtain any and all information which the Purchaser deemed necessary to evaluate the Company and the investment represented by the Subscription as well as to verify the accuracy of information otherwise provided to the Purchaser.


         (iii) is experienced in making investments in the unregistered and restricted securities of development stage companies and understands that such investments (including the Subscription) involve a high degree of speculation and risk.

         (iv) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Company represented by the Subscription and, by reason of the Purchaser's financial and business experience, the Purchaser has the capacity to protect the Purchaser's interest in connection with the Subscription.

         (v) is financially able to bear the economic risk of the investment represented by the Subscription, including a total loss of such investment.

         (vi) has (1) a preexisting personal or business relationship with the Company or one or more of its officers, directors or control persons or (2) by reason of the Purchaser's business or financial experience, the Purchaser is capable of evaluating the risks and merits of the investment represented by the Subscription and of protecting the Purchaser's own interests in connection with such investment; or,

         (vii) is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "ACT"). Without limiting the representation set forth in the foregoing sentence, the Purchaser confirms that the Purchaser has reviewed the definition of an "accredited investor" which is attached hereto as Attachment 1 (which is not a complete definition of the term, but which includes the most likely categories of qualification) to confirm the accuracy of such representation and the Purchaser has noted, on the Purchaser's signature page hereto, the category(ies) (by paragraph-number) pursuant to which the Purchaser qualifies as an "accredited investor".

         (viii) If the Purchaser is not a United States Person as defined under Regulation S of the Act:

                  aa) The Purchaser of the securities certifies that he/she/it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act;

                  bb) The Purchaser agrees to resell such securities only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905 and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

                  cc) The certificates evidencing the Securities will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (Rule 901 through Rule 905 and Preliminary Notes, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;

                  dd) The Company is required, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S (Rule 901 through Rule 905 and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration;

         B. If the Purchaser is an entity, the Purchaser has not been formed for the purpose of effecting the Subscription or otherwise making an investment in the Company.

         C. The Units are being acquired by the Purchaser (i) solely for investment purposes, (ii) for the Purchaser's own account only and (iii) not for sale, transfer or with a view to any distribution of all or any part of such Units. No other person will have any direct or indirect beneficial interest in the Units.

         D. The Purchaser has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions, or any similar charges in connection with this Agreement and the transactions contemplated hereby.

3.       UNDERSTANDINGS AND ACKNOWLEDGEMENTS

         A. Each Purchaser acknowledges that the Units have not been registered under the Act or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein.

         B. Each Purchaser understands that (i) the securities offered as part of the Units, (the "Securities") are "restricted securities" under the federal securities laws (E.G., the Act) insofar as the Securities will be acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations, the Securities may be resold without registration under the Act only in certain limited circumstances and (iii) in the absence of registration under the Act (which is not presently contemplated and with respect to which the Company has no obligation) the Securities must be held indefinitely. Each Purchaser understands the resale limitations imposed by the Act and is familiar with Rule 144 under the Act, as presently in effect, and the conditions which must be met in order for Rule 144 to be available with respect to the resale of "restricted securities". Each Purchaser understands that the Company does not presently meet conditions for the availability of Rule 144 under certain circumstances (E.G., the provision of current "public company" information.)

         C. Each Purchaser understands that any certificates evidencing the Securities making up the Units will bear one or all of the following legends:

          (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

          (ii) Any legend required by applicable state securities laws.

         (iii) Any legend required by any applicable shareholders' agreement.

4.       COVENANTS

         A. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities purchased hereunder unless and until:

              (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or,

              (ii) Such Purchaser shall have (1) notified the Company of the proposed disposition, (2) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, (3) furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Act or the consent of (or a permit from) any authority under any applicable state securities laws.

         B. In the case of any disposition of any Securities pursuant to Rule 144 under the Act, then in addition to the matters set forth in paragraph 4(a)(ii) above, the Purchaser at issue shall promptly forward to the Company a copy of any Form 144 filed with the Securities and Exchange Commission (the "SEC") with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with Rule 144. If Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition by the Purchaser have changed from the SEC's present interpretations thereof, the Purchaser at issue shall provide the Company with such additional documents as the Company may reasonably require.

         C. In the event of a public offering relating to the Company's securities, each Purchaser shall enter into a lock-up agreement upon such terms as shall be requested by the managing underwriter for such offering.

5.       REGISTRATION RIGHTS

         REGISTRATION RIGHTS AGREEMENT The Company and the Purchaser shall enter into a registration rights agreement dated the date hereof, in the form attached hereto as Exhibit "C" with respect to the of common stock issued as part of the Units and the common stock to be issued upon the exercise of warrants #1 and #2.

6.       MISCELLANEOUS

         a. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada (without regard to the conflicts of law principles thereof). All legal actions arising under this Agreement shall be instituted in, the County of Pierce, State of Washington, and both Company and Purchaser consent to such jurisdiction and venue.

         b. This Agreement, and all documents referenced herein embody the entire understanding between the parties and supersede any prior understandings, agreements and arrangements between the parties respecting the subject matter hereof. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         c. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution and delivery of signatures for this Agreement may occur via telecopy, and such telecopied signature pages shall have the force and effect of original signature pages.

         d. If any legal action or proceeding arising out of or relating to this Agreement is brought by either party, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs (including without limitation expert witnesses' fees), and expenses incurred in the action or proceeding by the prevailing party.

         e. NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in this Agreement executed in connection herewith, and to the Purchaser at the address provided in this Agreement for such Purchaser, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

         f. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         The undersigned hereby executes and delivers this Agreement to which this Signature Page is attached, which Agreement and Signature Page, together with all counterparts of such Agreement and Signature Pages of the other parties with respect to such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.








                             SIGNATURES ON NEXT PAGE




















CATEGORY(IES) PURSUANT TO WHICH PURCHASER QUALIFIES AS AN ACCREDITED INVESTOR:

_____________________ (indicate the applicable section number(s) noted on Attachment 1 to the Agreement)

Number of Units:   ______________

Purchase Price:   $_______________

SIGNATURE:

Dated _______  __, 200_                     ____________________________________
                                    PURCHASER

Address: ____________________________

               -----------------------------

Acknowledged and accepted:

Gottaplay Interactive, Inc., a Nevada corporation


BY:______________________________



Accepted on this __ day of ________________, 200__

Gottaplay Interactive, Inc.

By:_____________________________
       John Gorst, CEO

ATTACHMENT "1" TO SUBSCRIPTION AGREEMENT

PARTIAL DEFINITION OF ACCREDITED INVESTOR

An "accredited investor" includes the following categories:

1. Where the investor is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000;

2. Where the investor is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

3. Where the investor is a director or executive officer of the corporation which is issuing and selling the Units at issue (I.E., the Company inasmuch as it is issuing and selling the other Securities.)

4. Where the investor is a corporation, partnership, Massachusetts business trust or nonprofit organization within the meaning of section 501I(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities at issue and with total assets in excess of $5,0000,000.

5. Where the investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities at issue (I.E., the other Securities), where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii) under the Act;

or

6. Where the investor is an entity in which all of the equity owners of such entity are "accredited investors" within one or more of the above categories.

PLEASE NOTE THE CATEGORY(IES) PURSUANT TO WHICH YOU QUALIFY AS AN ACCREDITED INVESTOR ON YOUR SIGNATURE PAGE (IDENTIFYING SUCH CATEGORY(IES) BY THE PARAGRAPH NUMBER(S) REFERENCED ABOVE).

                                    EXHIBIT B

                             PURCHASER QUESTIONNAIRE